EXHIBIT 10.3

ADDENDUM AND WAIVER AGREEMENT

REGARDING

EMPLOYMENT AGREEMENT

FOR

JEFFREY S. SATTLER

This Addendum and Waiver Agreement (this “Addendum”) is made as of the 27th day of April, 2015, by and among NUVO Bank and Trust Company (“NUVO”), a Massachusetts chartered commercial bank headquartered in Springfield, Massachusetts, Jeffrey S. Sattler (“Executive”), Merchants Bancshares, Inc., a Delaware corporation headquartered in South Burlington, Vermont (“Merchants”) and Merchants Bank, a Vermont-chartered commercial bank headquartered in South Burlington, Vermont (“Merchants Bank”), for the purpose of supplementing, clarifying, waiving, modifying and terminating certain provisions of the Employment Agreement dated as of January 1, 2013, between the Executive and NUVO (the “NUVO Employment Agreement”).

WHEREAS, the Executive is currently employed as the President and Chief Loan Officer of NUVO;

WHEREAS, NUVO and Merchants are parties to a certain Agreement and Plan of Merger dated as of April 27, 2015 (the “Merger Agreement”), pursuant to which (subject to satisfaction or waiver of the conditions specified therein) NUVO will be merged (the “Merger”) with and into Merchants Bank, with Merchants Bank as the bank surviving the Merger;

WHEREAS, the Merger will constitute a change in control of NUVO for purposes of the NUVO Employment Agreement;

WHEREAS, Merchants and Merchants Bank wish to assure the continued availability of the Executive’s services following the effective time of the Merger (the “Merger Effective Time”);

WHEREAS, it is a condition of the willingness of Merchants to enter into the Merger Agreement that the Executive and NUVO execute and deliver this Addendum;

WHEREAS, the Executive wishes to facilitate the Merger, desires continued employment with Merchants Bank following the Merger and acknowledges that he will benefit thereby; and

WHEREAS, the Executive, Merchants Bank and Merchants will execute a form of Employment Agreement with Merchants Bank in substantially the form set forth as Exhibit C to the Merger Agreement, to take effect at the Effective Time of the Merger (the “Merchants Employment Agreement”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, NUVO, the Executive, Merchants and Merchants Bank hereby agree as follows:

1.

ACKNOWLEDGEMENT OF CHANGE IN CONTROL OF NUVO.

Merchants and Merchants Bank acknowledge and agree that consummation of the Merger as contemplated in the Merger Agreement will, at the Merger Effective Time, constitute a “Change in Control” of NUVO within the meaning of Section 6(h)(iii) of the NUVO Employment Agreement.

2.

PRESERVATION OF NUVO CHANGE IN CONTROL PROVISIONS; CLARIFICATION OF NUVO PROTECTION PERIOD; ALTERNATIVE BENEFITS

(a)

NUVO Change in Control Provisions and Protection Period. The parties acknowledge and agree that, in the absence of a Change in Control of Merchants or Merchants Bank as defined in Section 5(a) of the Merchants Employment Agreement (a “Merchants Change in Control”), the Executive shall be entitled to the payment and benefits specified in Sections 6(h)(i) and (ii) and be subject to the obligations specified in Section 8(a) of the NUVO Employment Agreement (the “NUVO Change in Control Provisions”) but only if (i)(A) Merchants or Merchants Bank (or their successor, if any) terminates the Executive’s employment Without Cause (as defined in Section 6(g)(i) of the NUVO Employment Agreement) or (B) the Executive terminates his employment for Good Reason (as defined in Section 6(g)(iv) of the NUVO Employment Agreement, as modified in Section 3 of this Agreement), and (ii) such termination of employment occurs within two (2) years following the Merger Effective Time (“NUVO Protection Period”). Notwithstanding anything herein or in the NUVO Employment Agreement to the contrary, the Executive shall not be entitled to payment of the foregoing severance payment and benefit unless and until he shall have signed a general release of claims in favor of Merchants and Merchants Bank and related persons and entities in a form and manner reasonably satisfactory to Merchants Bank (the “Release”) within the 45-day period following the date of the Executive’s termination of employment and expiration of the seven-day revocation period for the Release.

(b)

Merchants Change in Control. If a Merchants Change in Control occurs prior to expiration of the NUVO Protection Period, the Executive shall, at his written election, be subject to either (but not both) (i) Section 2(a) of this Addendum or (ii) the Change in Control Severance Amount and other benefits under Section 4(b) and be subject to the obligations specified under Section 7(d) of the Merchants Employment Agreement with respect to a termination of employment following a Merchants Change in Control.

(c)

Expiration of NUVO Protection Period. Following expiration of the NUVO Protection Period, the Executive shall be entitled to such payments and benefits with respect to termination of the Executive’s employment with Merchants Bank following a Merchants Change in Control as are provided in the Merchants Employment Agreement.

3.

MODIFICATION OF “GOOD REASON” DEFINITION DURING NUVO PROTECTION PERIOD.

The parties acknowledge that, at the Merger Effective Time, (i) the Executive’s title and position with NUVO will be as provided in the Merchants Employment Agreement, and (ii) the Executive will cease to be covered by the executive and employee benefit plans of NUVO and will instead be covered by the executive and employee benefit plans of Merchants (subject to any non-waivable waiting or qualification periods). Neither the foregoing change in the Executive’s title or position, nor the foregoing change in executive and employee benefit plans, nor the termination of the NUVO Employment Agreement provided for herein (other than as necessary to preserve the NUVO Change in Control Provisions during the NUVO Protection Period) shall be deemed to constitute “Good Reason” within the meaning of Sections 6(g)(iv) and 6(h) of the NUVO Employment Agreement, and the Executive hereby waives the right to assert any claim against Merchants, Merchants Bank, or any successor to Merchants or Merchants Bank, under Section 6(h) of the NUVO Employment Agreement or otherwise, from and after the Merger Effective Time that relates to termination for Good Reason, which is inconsistent with this Section 3.

4.

TERMS OF EMPLOYMENT TO BE GOVERNED BY MERCHANTS EMPLOYMENT AGREEMENT

Contemporaneously with execution of this Addendum, the Executive, Merchants and Merchants Bank have executed the Merchants Employment Agreement, which by its terms will take effect at the Merger Effective Time. The parties agree that, as of the Merger Effective Time, the Executive shall become an executive employee of Merchants Bank and from and after such date the terms of his employment with Merchants Bank shall be governed by the terms of the Merchants Employment Agreement and not the NUVO Employment Agreement and the NUVO Employment Agreement shall be deemed terminated and superseded by the Merchants Employment Agreement, except as otherwise set expressly forth in Sections 1, 2 and 3 of this Addendum during the NUVO Protection Period.

5.

SEVERABILITY

If, for any reason, any provision of this Addendum, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Addendum or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

6.

HEADINGS FOR REFERENCE ONLY

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Addendum.

7.

GOVERNING LAW

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts but only to the extent not superseded by federal law.

8.

SUCCESSORS AND ASSIGNS

From and after the Merger Effective Time and throughout the NUVO Protection Period, Merchants shall require any successor or assignee, by purchase, merger, consolidation, asset purchase or otherwise, expressly and unconditionally to assume and agree to perform the obligations of Merchants and Merchants Bank under this Addendum, in the same manner and to the same extent that Merchants and Merchants Bank would be required to perform if no such succession or assignment had taken place.

9.

RELEASE; VOLUNTARY ACTION AND WAIVER

(a)

Release. In consideration of the execution of this Addendum and the Merchants Employment Agreement by Merchants and the Bank, the Executive, for himself and for his heirs, successors and assigns, does hereby release and forever discharge Merchants, the Bank and their successors from all obligations under the NUVO Employment Agreement as of the Merger Effective Time, except as otherwise expressly provided herein and in the Merchants Employment Agreement.

(b)

Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Addendum and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

10.

COUNTERPARTS

This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

11.

EFFECTIVENESS

Notwithstanding anything herein to the contrary, neither Merchants nor Merchants Bank shall have or assume any obligation to make any payment to the Executive unless and until the Merger is consummated. In the event the Merger Agreement is terminated for any reason, this Addendum shall be deemed null and void.

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum and Waiver Agreement as of the date first set forth above.

EXECUTIVE		MERCHANTS BANCSHARES, INC.

	/s/ Jeffrey S. Sattler	By:	/s/ Michael R. Tuttle
Name:	Jeffrey S. Sattler	Name:	Michael R. Tuttle
		Title:	President and Chief Executive Officer

NUVO BANK & TRUST COMPANY		MERCHANTS BANK

By:	/s/ Donald E. Chase	By:	/s/ Geoffrey R. Hesslink
Name:	Donald E. Chase	Name:	Geoffrey R. Hesslink
Title:	Chairman of the Board	Title:	President and Chief Executive Officer

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